UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

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☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On December 5, 2016, Farmer Bros. Co. issued the following statement.

Farmer Bros. Co. Issues Open Letter to Stockholders Urging a Vote “FOR” the Company’s Director

Nominees on the GOLD Proxy Card Today

A Vote FOR Farmer Bros.’ Director Nominees is a Vote for Stockholder Value Creation

and Strong Operational and Financial Performance

FT. WORTH, Texas – December 5, 2016 – Farmer Bros. Co. (NASDAQ: FARM, the “Company” or “Farmer Bros.”) today issued an open letter to Farmer Bros. stockholders and recommended that stockholders vote “FOR” each of the Company’s highly qualified director nominees – Michael H. Keown, Charles F. Marcy and Christopher P. Mottern – on the GOLD proxy card in connection with the Company’s 2016 Annual Meeting of Stockholders being held on Thursday, December 8, 2016.

The full text of the letter follows:

Dear Farmer Bros. Co. Stockholder:

Over the past few weeks, your Board of Directors and management team have been meeting with many Farmer Bros. stockholders to gain a better understanding of your views on the Company and our strategy. We are gratified by the positive feedback and support we have received for the Company’s proven turnaround plan.

I am writing to ask you to support the Company’s three nominees for reelection as directors at this year’s Annual Meeting of Stockholders. I believe – as your Board does – that we have the right team and that we are executing on the right plan to drive long-term, sustainable growth for Farmer Bros. and maximize value for all stockholders.

Each of the three leading, independent proxy advisory firms agree. Institutional Shareholder Services, Glass Lewis & Co. and Egan-Jones Proxy Services have all recommended that stockholders vote “FOR” the Company’s three highly qualified and experienced director nominees.

A vote “FOR”the Farmer Bros. Board and its three nominees is a vote in support of:

●	An appreciation in the Company’s stock price of over 225% and value creation for all stockholders of over $400 million[i];

●	The successful execution of a proven turnaround plan that has returned Farmer Bros. to profitability;

●	A thoroughly planned and well executed corporate relocation that is expected to produce annualized cost savings of approximately $18 million to $20 million; and

●	Enhanced governance and fresh perspectives under a new independent Chairman appointed in 2015 and five new directors who were added in the past five years.

In sharp contrast, the Waite Group has offered no plan for the future of Farmer Bros. and would put the value of your investment at risk by returning Farmer Bros. to the days when it was operated like a private company, rather than as a public company focused on the best interests of all stockholders. Electing the Waite Group nominees would:

●	Remove the Company’s successful management team and derail the Company’s proven turnaround plan;

●	Rely on the oversight of the Waite Group’s three unqualified, hand-picked nominees who have personal ties to members of the Waite Group that would compromise the independence of the Board, add no value and who lack the necessary experience to enhance stockholder value; and

●	Effectively place control of the Board in the hands of the Waite Group, whose interests are not aligned with all stockholders.

TIME IS SHORT – VOTE THE GOLD PROXY CARD TODAY

“FOR” THE COMPANY’S HIGHLY QUALIFIED NOMINEES

It is important that stockholders vote as soon as possible, no matter how many shares you own. The future of Farmer Bros. and your investment depend on the management team continuing to successfully execute its proven turnaround plan, under the directions of a Board that is highly engaged and focused on the interests of all stockholders, and that has the right mix of independence, C-level executive experience, industry expertise and knowledge of the Company.

We are confident that the current Farmer Bros. Board, including our three nominees – Michael H. Keown, Charles F. Marcy and Christopher P. Mottern – is well positioned to guide the Company into the future and maximize value for all stockholders.

We strongly urge stockholders to vote today by signing and dating the previously delivered GOLD proxy card and returning it in the postage-paid envelope provided, or by voting over the Internet or by telephone in accordance with the instruction provided on the GOLD proxy card. Even if you already voted using the WHITE proxy card, you have the right to change your vote to the GOLD proxy card in support of Farmer Bros.’ director nominees. Only the last-dated proxy card will count.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Randy E. Clark

Randy E. Clark

Chairman of the Board

Your Vote Is Important, No Matter How Many Shares You Own

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee.

With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™ and McGarvey®.

Forward-looking Statements

Certain statements in this communication constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected cost savings relating to the Company’s corporate relocation. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC.

Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Important Additional Information and Where to Find It

Farmer Bros. Co. has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement, including the schedules and appendices thereto.

THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Farmer Bros. Co., certain of its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Copies of the definitive proxy statement (including any supplements or amendments), the accompanying GOLD proxy card, and any other documents filed by the Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Copies are available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.

Additional Information

INVESTOR CONTACT:

Isaac N. Johnston, Jr.

(682) 549-6663

Tom Ball / Mike Verrechia

Morrow Sodali

(203) 658-9400

MEDIA CONTACT:

Kelly Sullivan / Ed Trissel / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

i Stock price appreciation and stockholder value from 03/13/2012 through 09/28/2016.